UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report: February 15, 2006

UNIVERSAL FOOD & BEVERAGE COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 00-27853

NEVADA	86-0913555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3830 COMMERCE DRIVE, ST. CHARLES, ILLINOIS 60174

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (630) 584-8670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Universal under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01.	Entry Into a Material Definitive Agreement

1. On February 15, 2006, Universal Food & Beverage Company, a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with fourteen accredited investors (the “Investors”). The Purchase Agreement is attached as an exhibit to this Report.

On February 15, 2006 the board of directors of Universal approved the designation of a series of 30,000 shares to be issued as a single series to be known as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) out of the total authorized number of 25,000,000 shares of Universal’s preferred stock. The Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Universal (the “Certificate of Designations”) was filed with the Nevada Secretary of State on February 16, 2006. See Item 5.03 below for a summary of the Certificate of Designations and the Series A Preferred Stock.

On February 17, 2006, under the Purchase Agreement, Universal sold and issued 20,204 shares of the Series A Preferred Stock, with each share initially convertible into 2,000 shares of Universal’s common stock, $0.01 par value per share (the “Common Stock”), and related warrants described below(the “Warrants”), in exchange for aggregate gross proceeds of $20,204,000. Of this amount $16,657,507 was paid in cash and $3,546,493 was paid through the roll over of outstanding indebtedness and satisfaction of related buy-in rights under certain of Universal’s senior convertible exchangeable notes issued in December 2005 and the dollar for dollar roll over of certain shareholder notes. The private placement of the securities was completed in accordance with the exemption provided by Rule 506 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Act”).

The Warrant each Investor received gives the holder the right to acquire one (1) share of Common Stock for every two (2) shares of Common Stock initially underlying the shares of Series A Preferred Stock purchased. The shares of Common Stock which may be acquired upon exercise of the Warrants are hereafter referred to as the “Warrant Shares.” The Warrants are exercisable initially at $0.70 per share of Common Stock, subject to adjustment, and are exercisable for five (5) years after issuance. The Warrants contain a cashless exercise provision. A form of the Warrant is attached as an exhibit to this Report. The Warrants provide that Universal is required not to effect any exercise of Warrants, and a holder has no right to exercise any Warrant, that would result in any person owning in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect of such conversion exercise. A holder may increase this percentage to any other percentage not in excess of 9.99%with respect to such holder’s ownership by not less than 61 days written notice to us.

The number and kind of securities issuable upon the exercise of the Warrants and the conversion price shall be adjusted appropriately in the event of stock splits, reverse stock splits, stock dividends, recapitalizations or similar events. In addition, if Universal issues, or is deemed to issue under the applicable provisions of the Warrants, additional shares of Common Stock at a purchase price less than the then-effective exercise price, except for certain issuances excluded from any such calculation, the exercise price shall be automatically decreased to that lower price.

Additionally:

•	if Universal does not achieve certain net sales targets in the four quarters ended March 31, 2007, the exercise price for the Warrant will be decreased to the product of (x) the then current exercise price and (y) .6666, and

•	if the shareholders of Universal have not approved an amendment to Universal’s Certificate of Incorporation increasing the authorized Common Stock from 100 million to 300 million by May 15, 2006 the exercise price for the Warrant will be decreased to $0.01.

In accordance with the terms of the Purchase Agreement, the Board of Directors of Universal also (i) approved an amendment to Universal’s Certificate of Incorporation to increase the authorized Common Stock from 100,000,000 to 300,000,000, (ii) authorized the presentation of the amendment to the shareholders of Universal on or before May 15, 2006 for adoption by the shareholders, and (iii) authorized the filing of the amendment with the Secretary of State of the State of Nevada, following such shareholder approval and adoption. In furtherance of this agreement, Universal and certain of its shareholders entered into a voting agreement dated as of February 16, 2006, a copy of which is attached as an exhibit to this Report. Universal also agreed to take all steps necessary to allow one of the Investors the right to designate a representative to Universal’s Board of Directors.

The Series A Preferred Stock, the Conversion Shares, the Warrants, the Warrant Shares, the Dividend Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares are “restricted securities” and, therefore, may be transferred, to the extent permissible, only pursuant to registration or qualification under federal and state securities laws or pursuant to an exemption from registration or qualification.

Universal and Investors entered into the Registration Rights Agreement, a copy of which is attached as an exhibit to this Report. The Registration Rights Agreement imposes certain registration obligations upon Universal with respect to the shares of Common Stock underlying the Series A Preferred Stock and Warrants acquired by the Investors. The shares with respect to which the Registration Rights Agreement grants such rights are referred to as “registrable securities.”

Under the terms of the Registration Rights Agreement, Universal has agreed to register for the benefit of the Investors that number of shares of Common Stock (“required registration amount”) equal to the sum of:

•	125% of the number of Conversion Shares issued and issuable pursuant to conversion of the Preferred Shares as of the trading day immediately preceding the applicable date of determination,

•	125% of the number of Warrant Shares issued and issuable pursuant to the Warrants as of the trading day immediately preceding the applicable date of determination, and

•	100% of the number of Dividend Shares issuable pursuant to the terms on the Certificate of Designations as of the Trading Day immediately prior to the applicable date of determination,

all subject to adjustment as provided in the Registration Rights Agreement. In addition. Universal will include in required registration amount required to be registered by the Registration Rights Agreement the Common Stock to be received on the exercise of warrants issued in connection with our December 2005 convertible note financing. As of the date of this filing, the required registration amount is approximately 90,000,000.

The Registration Rights Agreements contains certain requirements as to the timing of the filing and initial effectiveness, and the maintenance of the effectiveness, of any registration statements covering the resale of the registrable securities. If these deadlines are not met Universal will be required to make certain “registration delay payments”, which may be substantial. Notwithstanding the foregoing, in no event shall the aggregate of all registration delay payments exceed 20% of the aggregate of all Investor’s purchase prices.

Also, in connection with the Purchase Agreement:

•	The Investors agreed not to engage in any short sales in our Common Stock until the earlier of June 16, 2006 or the effectiveness of the first registration statement pursuant to the Registration Rights Agreement.

•	Duane Martin, our Chairman and CEO and Marc Fry, our President, agreed not to sell, transfer or otherwise dispose of our Common Stock held by them until June 30, 2007, subject to certain exceptions.

•	An Investor agreed not sell, transfer or otherwise dispose of (i) warrants that it currently holds from our convertible note financing and any Common Stock received on the exercise of those warrants until June 16, 2006 and (ii) 2,000 Preferred Shares that it currently holds and any Common Stock received on the conversion of those Preferred Shares until August 15, 2006.

Universal has agreed to pay to its placement agent and to any other participating agent a cash fee of $1,477,210.27. In addition, Universal has agreed to issue to its placement agent and to any other participating agent a warrant (the “Placement Agent Warrants”) to purchase 3,030,600 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants are initially exercisable at fifty cents ($0.50) per share of Common Stock, subject to adjustment, commencing upon the date of issuance and continuing for five (5) years after issuance. The Placement Agent Warrants contain a cashless exercise provision. The Placement Agent Warrants are substantially in the same form as the Warrants, other than as to exercise price. Universal has also agreed to pay to the placement agent’s reasonable expenses. The placement agent paid $ 221,581.54 and has agreed to transfer 303,060 of the Placement Agent Warrants to John F. Levy, Universal’s interim Chief Financial Officer, as a finder’s fee with respect to the transaction.

Universal will use the proceeds of sale of the Series A Preferred Stock and Warrants to purchase the aseptic bottling plant and equipment assets of California Natural Products, Inc. located in Savannah, Georgia (see Item 2.10 below). Universal will also pay off certain outstanding obligations to Grayson National Bank and Independence Water Group, LLC and pay outstanding notes to certain shareholders and other current indebtedness. The balance of the proceeds will be used for working capital and capital expenditures.

2. On February 17, 2006, our wholly-owned Georgia subsidiary, Universal Food & Beverage Company of Georgia, entered into asset purchase agreement with California Natural Products. See Item 2.01 below.

3. On February 15, 2006 Universal’s Board of Directors approved the Universal Food & Beverage Company 2006 Omnibus Stock Plan (the “Stock Plan”). The Stock Plan provides for awards of stock options, restricted stock, stock appreciation rights and other stock rights to Universal’s directors, officers, employees and eligible consultants and agents. There are 14,000,000 shares of Common Stock designated for issuance under the Stock Plan (with 4,000,000 of those shares reserved for issuance to persons hired by Universal after February 15, 2006).

The above discussion is subject to the conformed copies of the Purchase Agreement, Certificate of Designations, Registration Rights Agreement, form of Warrant, Voting Agreement, Savannah Asset Purchase Agreement and Stock Plan that are attached as exhibits to this Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 17, 2006, our wholly-owned Georgia subsidiary, Universal Food & Beverage Company of Georgia, purchased the assets of an aseptic bottling and packaging and distribution facility in Savannah, Georgia from California Natural Products, or CNP, pursuant to the terms of an asset purchase agreement with CNP dated each dated as of February 17, 2006. The cash purchase price for the assets was $9,000,000. The assets included real estate, buildings, operating assets, equipment and machinery, intellectual property, contract rights, business records, inventory and other personal property items.

Item 3.02	Unregistered Sales of Equity Securities

See the discussion above under Item 1.01 with respect to the sale and issuance of the Series A Preferred Stock and Warrants.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Universal (the “Certificate of Designations”) was filed with the Nevada Secretary of State on February 16, 2006. A copy of the Certificate of Designations is attached as an exhibit to this Report, and reference is made to the Certificate of Designations for a complete description of the rights and preferences of the Series A Convertible Preferred Stock.

The Series A Preferred Stock has a term of three years and is entitled to receive a cumulative dividend at the rate of five (5) percent per annum of the Series A Preferred Stock stated value, payable quarterly, in cash or Common Stock at the option of Universal (with Universal’s option to pay the dividend in Common Stock subject to certain other conditions set forth in the Certificate of Designations, including the continuing effectiveness of the registration statements relating to the registrable securities, the continuing eligibility of the Common Stock for trading on an eligible market, and compliance with all transaction documents relating to the purchase of the Series A Preferred Stock). Upon the occurrence of a “triggering event”, the interest rate will convert to 12%.

A “triggering event”, as defined in the Certificate of Designations, means:

•	the failure of the applicable registration statement to be declared effective by the SEC on or prior to the date that is sixty (60) days after the applicable effectiveness deadline (as defined in the Registration Rights Agreement);

•	while the registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder for sale of all of the registrable securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 5 consecutive trading days or for more than an aggregate of 10 days in any 365-day period (excluding days during an allowable grace period (as provided in the Registration Rights Agreement));

•	the suspension from trading or failure of the Common Stock to be listed on an eligible market for a period of 5 consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period;

•	our (A) failure to cure a conversion failure by delivery of the required Common Stock within 10 trading days after the applicable conversion date or (B) notice, written or oral, to any holder,

including by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any shares of Series A Preferred Stock into Common Stock that is tendered in accordance with the provisions of the Certificate of Designations;

•	at any time following the 10th consecutive business day that a holder’s authorized share allocation is less than the Common Stock that such holder would be entitled to receive upon a conversion of the full conversion amount of the shares of Series A Preferred Stock;

•	we breach any representation, warranty, covenant or other term or condition of any transaction document, except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of at least 5 business days; or

•	the stockholder approval of the amendment to Universal’s Certificate of Incorporation to increase the authorized Common Stock from 100,000,000 to 300,000,000 is not obtained by May 15, 2006.

Each of the holders has the right, at its option at any time, to convert any shares of Series A Preferred Stock into shares of Universal’s Common Stock at the conversion price of $0.50 per share subject to certain adjustments. After a triggering event, each holder has the right, at such Holder’s option, to require Universal to redeem all or a portion of such holder’s shares of Series A Preferred Stock at a price per Preferred Share equal to the greater of 125% of (x) the conversion amount (which initially is $1,000 per share, subject to adjustments) and (y) the product of (A) the conversion rate in effect at such time as such holder delivers a notice of redemption (which initially is 2,000 per share, subject to adjustments) and (B) the closing sale price of the Common Stock on the trading day immediately preceding such triggering event, plus any accrued but unpaid dividends per Preferred Share. In connection with a Change of Control, a holder may require Universal to redeem all or any portion of the holder’s shares of Series A Preferred Stock in cash at a price equal to 125% of the greater of (i) the product of (x) the sum of the conversion amount being redeemed together with any accrued but unpaid dividends per Preferred Share and (y) the quotient determined by dividing (A) the closing sale price of the Common Stock immediately following the public announcement of such proposed Change of Control by (B) the conversion price and (ii) the sum of the conversion amount being redeemed together with any accrued but unpaid dividends per Preferred Share.

Universal has the right to require the holder to convert up to all of the conversion amount plus the amount of any accrued but unpaid dividends per Preferred Share, if at any time from and after the effective date of the last registration statement required to register all registrable securities under the Registration Rights Agreement, (i) the weighted average price of the Common Stock equals or exceeds $2.50 (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after February 17, 2006) for each of any 20 consecutive trading days, (ii) the daily trading volume on the principal market during that 20 day period exceeds 100,000 shares on each trading day; provided, that no block trade(s) greater than 20,000 shares will be considered in determining such daily trading volume and (iii) certain other conditions set forth in the Certificate of Designations, including the continuing effectiveness of the registration statements relating to the registrable securities, the continuing eligibility of the Common Stock for trading on an eligible market, and compliance with all transaction documents relating to the purchase of the Series A Preferred Stock, have been satisfied or waived in writing by the holder on each day during the period that Universal delivers its mandatory conversion notice until the mandatory conversion is completed. If any shares of Series A Preferred Stock remain outstanding on the maturity date, Universal will redeem those shares of Series A Preferred Stock in cash in an amount equal to the outstanding conversion amount for such shares of Series A Preferred Stock plus any accrued but unpaid dividends per Preferred Share outstanding.

The shares of Common Stock issued upon conversion of shares of Series A Preferred Stock are hereafter referred to as Conversion Shares.

The Certificate of Designations provides that Universal is required not to effect any conversion of the Series A Preferred Stock, and a holder has no right to convert any Series A Preferred Stock, that would result in any person owning in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect of such conversion exercise. A holder may increase this percentage to any other percentage not in excess of 9.99%with respect to such holder’s ownership by not less than 61 days written notice to us.

If we do not have enough Conversion Shares available to meet the conversion requirements of Investors at any time, we will allocate the Conversion Shares available pro rata among all holders participating in the conversion.

If we do not timely deliver the number of Conversion Shares that a holder is entitled to on conversion of the Series A Preferred Stock, we will be required to pay monetary damages, and in some cases after a continuing failure, additional Common Stock. In addition, under certain circumstances we may be required to reimburse the Investor for the costs of acquiring shares of our Common Stock that the Investor was required to purchase in the market to meet its obligations as a result of our failure.

In the event of any liquidation or winding up of Universal, before any distribution of assets to the holders of junior securities, the holder of each share of Series A Preferred Stock then outstanding shall be paid out of the assets of Universal legally available for distribution to its stockholders a per share amount equal to the original issue price per share of Series A Preferred Stock ($1,000.00 per share), as adjusted for stock splits, dividends, combinations or other recapitalization of the Series A Preferred Stock) plus any declared and unpaid dividends thereon (the “Liquidation Preference”). Upon the completion of all required distribution to the Series A Preferred Stock, if assets remain in Universal, the remaining assets of Universal available for distribution to stockholders shall be distributed among the holders of shares of any other series of preferred stock in accordance with their respective terms, then to the holders of Common Stock pro rata based on the number of shares of the Common Stock actually outstanding and held by holders of shares of Common Stock. Notwithstanding the foregoing, if the holders of the Series A Preferred Stock would receive on an as-converted basis an amount greater than the Liquidation Preference, such holders shall be entitled to receive such greater amount.

The terms “closing sale price,” “weighted average price” and “trading day” are defined in the Certificate of Designations.

The number and kind of securities issuable upon the conversion of the Series A Preferred Stock and the conversion price shall be adjusted appropriately in the event of stock splits, reverse stock splits, stock dividends, recapitalizations or similar events. In addition, if Universal issues, or is deemed to issue under the applicable provisions of the Certificate of Designations, additional shares of Common Stock at a purchase price less than the then-effective conversion price, except for certain issuances excluded from any such calculation, the conversion price shall be automatically decreased to that lower price.

Additionally:

•	if Universal does not achieve certain net sales targets in the four quarters ended March 31, 2007, the conversion price for the Series A Preferred Stock will be decreased to the product of (x) the then current conversion price and (y) .6666, and

•	if the shareholders of Universal have not approved an amendment to Universal’s Certificate of Incorporation increasing the authorized Common Stock from 100 million to 300 million by May 15, 2006 the conversion price for the Series A Preferred Stock will be decreased to $0.01.

The Series A Preferred Stock will have no vote except as specifically provided in the Certificate of Designations or as otherwise required by law.

So long as there is Series A Preferred Stock outstanding,

•	Universal may not enter into or be party to a fundamental transaction (e.g., a merger or consolidation with another person, a sale of substantially all the assets of Universal, or completion of a purchase, tender or exchange offer, or any other agreement, that results in a person owning 50% or more of Universal’s outstanding common stock), unless (i) the successor entity assumes in writing all of the obligations of Universal under the Certificate of Designations and the other transaction documents and (ii) the successor entity (including its parent entity) is a publicly traded corporation whose common shares are quoted on or listed for trading on an eligible market.

•	from February 17, 2006 until two hundred seventy (270) days after the effective date of the last registration statement required to be filed pursuant to the Registration Rights Agreement, Universal may not directly or indirectly, file any registration statement with the SEC other than the registration statement contemplated by the Registration Rights Agreement, a registration statement on Form S-8 pursuant to the 1933 Act to register shares of Common Stock issuable pursuant to the 2006 Omnibus Stock Plan or the registration statement contemplated pursuant to the registration rights agreement dated as of December 30, 2005 or,

•	from February 17, 2006 until the effective date of the last registration statement required to be filed pursuant to the registration statement, Universal may not directly or indirectly, grant, issue or sell any options, convertible securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Stock (other than certain excluded securities), without providing the holders the right to acquire, upon the terms applicable to those purchase rights, the aggregate purchase rights which the holder could have acquired if the holder had held the Common Stock acquirable upon complete conversion of the shares of Series A Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

In accordance with the requirements of Form 8-K, the required financial statements relating to the acquisition described in Item 2.01 will be filed not later than May 6, 2006.

(b)	Pro Forma Financial Information:

In accordance with the requirements of Form 8-K, the required financial information relating to the acquisition described in Item 2.01 will be filed not later than May 6, 2006.

(c)	Exhibits

3(a)	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock

10(a)	Securities Purchase Agreement dated as of February 15, 2006 by and among Universal Food & Beverage Company, and the Buyers as defined therein.

10(b)	Registration Rights Agreement dated as of February 17, 2006 by and among Universal Food & Beverage Company, and the Buyers as defined therein.

10(c)	Form of Warrant Agreement.

10(d)	Universal Food & Beverage 2006 Omnibus Stock Plan.

10(e)	Voting Agreement among Universal Food & Beverage Company, and the shareholders named therein.

10(f)	Asset Purchase Agreement dated as of February 17, 2006 between Universal Food & Beverage Company of Georgia and California Natural Products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL FOOD & BEVERAGE COMPANY

DATE: February 21, 2006	/s/ Duane N. Martin
Duane N. Martin Chairman and Chief Executive Officer

EXHIBIT INDEX

3(a)	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock

10(a)	Securities Purchase Agreement dated as of February 15, 2006 by and among Universal Food & Beverage Company, and the Buyers as defined therein.

10(b)	Registration Rights Agreement dated as of February 17, 2006 by and among Universal Food & Beverage Company, and the Buyers as defined therein.

10(c)	Form of Warrant Agreement.

10(d)	Universal Food & Beverage 2006 Omnibus Stock Plan.

10(e)	Voting Agreement among Universal Food & Beverage Company, and the shareholders named therein.

10(f)	Asset Purchase Agreement dated as of February 17, 2006 between Universal Food & Beverage Company of Georgia and California Natural Products.